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                [LETTERHEAD OF COLUMBIA/HCA/(SM)/ APPEARS HERE]

                                                                       EXHIBIT 5


                               February 6, 1997

Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, Tennessee 37203

        Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel of Columbia/HCA Healthcare Corporation (the "Company") and have acted as such in connection with the preparation of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), covering up to 34,576,286 shares of common stock, $.01 par value per share (the "Shares"), of the Company. The Shares also include associated Preferred Stock Purchase Rights (the "Rights"). The Shares and the Rights are hereinafter collectively referred to as the "Common Stock." The Common Stock would be issued pursuant to an Agreement and Plan of Merger dated as of January 15, 1997, among the Company, CVH Acquisition Corporation and Value Health, Inc.

        I have examined the Restated Certificate of Incorporation, By-laws and other corporate records of the Company and such other documents as I have deemed relevant to this opinion.

        Based on the foregoing, it is my opinion that when the 34,576,286 shares of the Common Stock, or any portion thereof, are issued as described in the Registration Statement, such shares will be duly authorized, validly issued, fully paid and nonassessable.

        I hereby consent to the use of my name under the caption "Legal Matters" in the Registration Statement and any prospectus which constitutes a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                               Very truly yours,

                               /s/ Stephen T. Braun

                               Stephen T. Braun
                               Senior Vice President
                               and General Counsel

STB/db